Exhibit 16.1


                                               April 17, 2006



Securities and Exchange Commission
100 F Street, NE
Washington, D.C.  20549



Commissioners:


We have read the statements made by Poseidis, Inc. (the "Company") (copy attached), which we understand will be filed or have been filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated April 14, 2006. We agree with the statements concerning our firm in such Form 8-K.


                                               Very truly yours,



                                               /s/ Durland & Company, CPAs, PA
                                               Durland & Company, CPAs, PA